EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------


Pomeroy IT Solutions, Inc.
Hebron, Kentucky

We  hereby  consent  to  the  incorporation  by  reference  in  the Registration
Statement on Form S-8(No. 333-129062) of Pomeroy IT Solutions, Inc. of our reports dated March 16, 2007, relating to the consolidated financial statements, and the effectiveness of Pomeroy IT Solutions, Inc. internal control over financial reporting, which appear in this Annual Report on Form 10-K.

                              /s/ BDO Seidman, LLP
Chicago, Illinois
March 16, 2007


EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-129062) of Pomeroy IT Solutions, Inc. of our report dated April 14, 2006 with respect to the consolidated financial statements of Pomeroy IT Solutions, Inc. and subsidiaries as of and for each of the two years ended January 5, 2006, which report appears in this Annual Report on Form 10-K of Pomeroy IT Solutions, Inc. for the year ended January 5, 2007.


                                       Crowe Chizek and Company LLC

                                       /s/ Crowe Chizek and Company LLC

March 19, 2007